Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Exhibit (c)(2)(G) Project Alpha Supplemental Discussion Materials Prepared for the Special Committee of the Board of Directors September 18, 2022

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel These materials have been prepared by Evercore Group L.L.C. (“Evercore”) for the Special Committee of the Board of Directors of Alpha (the “Company”) to whom such materials are directly addressed and delivered and may not be used or relied upon for any purpose other than as specifically contemplated. These materials are based on information provided by or on behalf of the Company and/or other potential transaction participants, from public sources or otherwise reviewed by Evercore. Evercore assumes no responsibility for independent investigation or verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and forecasts of future financial performance prepared by or reviewed with the Management of the Company and/or other potential transaction participants or obtained from public sources, Evercore has assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such Management (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). No representation or warranty, express or implied, is made as to the accuracy or completeness of such information and nothing contained herein is, or shall be relied upon as, a representation, whether as to the past, the present or the future. These materials were designed for use by specific persons familiar with the business and affairs of the Company. These materials are not intended to provide the sole basis for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. These materials have been developed by and are proprietary to Evercore and were prepared exclusively for the benefit and internal use of the Special Committee of the Board of Directors of the Company. These materials supplement the “Project Alpha Discussion Materials Prepared for the Special Committee of the Board of Directors dated July 25, 2022 presented by Evercore to the Special Committee on that date in connection with the proposed transaction described in those materials and the supplements to those materials presented to the Special Committee on July 28, 2022, September 2, 2022 and September 13, 2022 (collectively sometimes referred to as the “Prior Presentations ). These materials do not restate all of the assumptions and qualifications set forth in the July Presentations and must be read in conjunction with those presentations. These materials were compiled on a confidential basis for use by the Special Committee of the Board of Directors of the Company in evaluating the potential transaction described in the Prior Presentations and not with a view to public disclosure or filing thereof under state or federal securities laws, and may not be reproduced, disseminated, quoted or referred to, in whole or in part, without the prior written consent of Evercore. These materials do not constitute an offer or solicitation to sell or purchase any securities and are not a commitment by Evercore (or any affiliate) to provide or arrange any financing for any transaction or to purchase any security in connection therewith. Evercore assumes no obligation to update or otherwise revise these materials. These materials may not reflect information known to other professionals in other business areas of Evercore and its affiliates. Evercore and its affiliates do not provide legal, accounting or tax advice. Accordingly, any statements contained herein as to tax matters were neither written nor intended by Evercore or its affiliates to be used and cannot be used by any taxpayer for the purpose of avoiding tax penalties that may be imposed on such taxpayer. Each person should seek legal, accounting and tax advice based on his, her or its particular circumstances from independent advisors regarding the impact of the transactions or matters described herein.

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Table of Contents Section Market Trading and Financial Update I Alpha Financial Projections as of September 16, 2022 II Preliminary Valuation Analysis III Appendix

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel I. Market Trading and Financial Update

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Market Trading and Financial Update ($ in millions, except per share amounts) Analysis at Various Prices (9/16/22) Harold Hamm Committee Harold Hamm Initial Offer Harold Hamm Counteroffers “Best and Final” Committee Counteroffers Initial Counteroffer (6/13/22) (8/1/22) | (8/3/22) | (8/30/22) | (9/15/22) (9/15/22) | (9/2/22) | (8/25/22) | (8/2/22) (9/15/22) (7/28/22) Metric Illustrative Transaction Value Offer Price per Share $70.00 $70.25 $70.50 $71.50 $72.00 $73.50 $74.00 $74.50 $75.00 $75.75 $78.25 $78.50 $81.25 Illustrative Premium to Current Price ($69.84/share) 0.2% 0.6% 0.9% 2.4% 3.1% 5.2% 6.0% 6.7% 7.4% 8.5% 12.0% 12.4% 16.3% % Premium to Receipt of Initial Proposal $64.50 8.5% 8.9% 9.3% 10.9% 11.6% 14.0% 14.7% 15.5% 16.3% 17.4% 21.3% 21.7% 26.0% 1 % Premium to Indexed Comp Performance Price 59.02 18.6% 19.0% 19.5% 21.2% 22.0% 24.5% 25.4% 26.2% 27.1% 28.4% 32.6% 33.0% 37.7% % Premium to 10-Day VWAP as of 6/13/2022 69.53 0.7% 1.0% 1.4% 2.8% 3.5% 5.7% 6.4% 7.1% 7.9% 8.9% 12.5% 12.9% 16.9% % Premium to 30-Day VWAP as of 6/13/2022 63.21 10.7% 11.1% 11.5% 13.1% 13.9% 16.3% 17.1% 17.9% 18.7% 19.8% 23.8% 24.2% 28.5% Fully Diluted Shares Outstanding 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 363.0 Equity Value $25,410 $25,501 $25,592 $25,955 $26,136 $26,681 $26,862 $27,044 $27,225 $27,497 $28,405 $28,496 $29,494 Plus: Total Debt 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 6,350 Less: Cash & Short-Term Investments (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) (553) Plus: Noncontrolling interest 378 378 378 378 378 378 378 378 378 378 378 378 378 Enterprise Value $31,585 $31,676 $31,767 $32,130 $32,311 $32,856 $33,037 $33,219 $33,400 $33,672 $34,580 $34,671 $35,669 Management Current Trading Multiples Updated commodity Forecasts Implied Multiples Consensus Metrics pricing as of (As of 9/16/2022) 2 3 4 September 16, 2022 Metric Metric Alpha Proxy Peers P / CFPS 2022E $18.91 3.7x 3.7x 3.7x 3.8x 3.8x 3.9x 3.9x 3.9x 4.0x 4.0x 4.1x 4.2x 4.3x $19.55 3.6x 3.9x 2023E 19.22 3.6 3.7 3.7 3.7 3.7 3.8 3.9 3.9 3.9 3.9 4.1 4.1 4.2 17.70 3.9 4.2 TEV / EBITDAX 2022E $8,324 3.8x 3.8x 3.8x 3.9x 3.9x 3.9x 4.0x 4.0x 4.0x 4.0x 4.2x 4.2x 4.3x $8,200 3.8x 3.9x 2023E 8,169 3.9 3.9 3.9 3.9 4.0 4.0 4.0 4.1 4.1 4.1 4.2 4.2 4.4 7,648 4.1 4.1 FCF Yield 2022E $12.63 18.0% 18.0% 17.9% 17.7% 17.5% 17.2% 17.1% 16.9% 16.8% 16.7% 16.1% 16.1% 15.5% $11.87 17.0% 18.4% 2023E 9.65 13.8% 13.7% 13.7% 13.5% 13.4% 13.1% 13.0% 13.0% 12.9% 12.7% 12.3% 12.3% 11.9% 9.34 13.4% 15.4% Source: Alpha Management, public filings, FactSet market data as of 9/16/2022 Note: Proxy peers include APA, CTRA, DVN, FANG, EOG, HES, MRO, OVV and PXD (“Proxy Peers”) 1. The Indexed Comp Performance Price was calculated as the price at the receipt of the Initial Proposal multiplied by 1 minus the median Proxy Peers’ price performance since the date of the Initial Proposal (8.5%) 2. Based on the Alpha Financial Projections at Consensus Pricing as of 9/16/2022 3. Based on FactSet Consensus estimates 4. Represents the median of Proxy Peers excluding HES due to valuation difference associated with HES’ Guyana asset profile 1

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Market Trading and Financial Update

Valuation Multiples Since Initial Proposal

Relative Price Performance Since June 13, 2022[1]


25%
--%
(25%)
(50%)
6/13/22
6/28/22
7/14/22
7/30/22
8/15/22
8/31/22
9/16/22
8.3%
(7.5%)
(8.2%)
(29.6%)
Alpha
Proxy Peers
HHUB
WTI

Change in Share Price and Valuation Multiples

	Share Price							EV / 2023E EBITDAX[2]						
	6/13/22	7/20/22	8/30/22	9/16/22	Δ 6/13 - 7/20	Δ 6/13 - 8/30	Δ 6/13 - 9/16	6/13/22	7/20/22	8/30/22	9/16/22	Δ 6/13 - 7/20	Δ 6/13 - 8/30	Δ 6/13 - 9/16
Alpha	**$64.50**	**$66.51**	**$70.03**	**$69.84**	**3.1%**	**8.6%**	**8.3%**	**4.2x**	**4.1x**	**4.2x**	**4.1x**	**(1.8%)**	**(0.9%)**	**(1.6%)**
Peers:														
APA	$45.57	$35.00	$39.32	$40.46	(23.2%)	(13.7%)	(11.2%)	3.3x	2.6x	2.6x	2.6x	(21.0%)	(20.5%)	(21.1%)
CTRA	32.56	28.91	30.40	28.74	(11.2%)	(6.6%)	(11.7%)	5.0	4.2	4.2	4.0	(16.6%)	(16.6%)	(21.2%)
DVN	69.24	57.68	71.08	66.82	(16.7%)	2.7%	(3.5%)	4.9	4.1	4.5	4.3	(16.8%)	(8.0%)	(11.7%)
EOG	132.73	105.57	121.86	121.45	(20.5%)	(8.2%)	(8.5%)	5.4	4.0	4.7	4.6	(24.6%)	(12.5%)	(13.3%)
FANG	147.80	118.77	134.07	132.62	(19.6%)	(9.3%)	(10.3%)	5.0	4.2	4.6	4.5	(16.3%)	(9.4%)	(10.0%)
HES	121.54	104.92	122.12	121.64	(13.7%)	0.5%	0.1%	6.9	6.0	6.7	6.7	(13.8%)	(3.8%)	(3.3%)
MRO	28.39	22.92	25.58	26.22	(19.3%)	(9.9%)	(7.6%)	4.6	3.7	3.9	4.0	(20.9%)	(16.0%)	(14.3%)
OVV	56.79	46.58	52.83	49.55	(18.0%)	(7.0%)	(12.7%)	3.4	2.7	3.0	2.9	(18.8%)	(10.0%)	(14.5%)
PXD	261.37	216.81	254.71	239.50	(17.0%)	(2.5%)	(8.4%)	5.8	4.6	5.4	5.1	(20.5%)	(7.3%)	(12.4%)
Median of Peers					**(18.0%)**	**(7.0%)**	**(8.5%)**	**5.0x**	**4.1x**	**4.5x**	**4.3x**	**(18.8%)**	**(10.0%)**	**(13.3%)**

Source: FactSet market data as of 9/16/2022
1. Proxy Peers relative price performance calculated as an average of Proxy Peers indexed price performance
2. EV / 2023E EBITDAX based on Consensus trading multiples

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2

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Market Trading and Financial Update

Strip and Consensus Pricing – 6/13/22, 7/20/22, 8/30/22 and 9/16/22[1]

Date	Pricing	Commodity	2H 2022E	2023E	2024E	2025E	2026E	Thereafter
June 13, 2022	Strip Pricing	WTI ($ / Bbl)	$114.24	$98.87	$87.17	$78.81	$73.00	$73.00
		HHUB ($ / MMBtu)	8.63	6.62	5.32	4.93	4.82	4.82
	Consensus Pricing	WTI ($ / Bbl)	$99.15	$87.55	$77.29	$70.43	$67.06	$67.06
		HHUB ($ / MMBtu)	5.92	4.76	3.90	3.53	3.49	3.49
July 20, 2022	Strip Pricing	WTI ($ / Bbl)	$98.13	$85.47	$78.40	$73.77	$70.54	$70.54
		HHUB ($ / MMBtu)	7.80	5.69	4.77	4.56	4.44	4.44
	Consensus Pricing	WTI ($ / Bbl)	$102.55	$90.08	$78.91	$72.34	$66.60	$66.60
		HHUB ($ / MMBtu)	6.28	5.10	4.20	3.88	3.49	3.49
August 30, 2022	Strip Pricing	WTI ($ / Bbl)	$93.59	$85.24	$77.05	$71.18	$66.72	$66.72
		HHUB ($ / MMBtu)	8.82	6.62	5.29	4.92	4.82	4.82
	Consensus Pricing	WTI ($ / Bbl)	$102.90	$91.27	$80.15	$73.12	$68.20	$68.20
		HHUB ($ / MMBtu)	6.66	5.46	4.32	3.96	3.55	3.55
September 16, 2022	Strip Pricing	WTI ($ / Bbl)	$89.37	$78.93	$72.56	$68.16	$64.95	$64.95
		HHUB ($ / MMBtu)	8.03	6.08	5.15	4.92	4.82	4.82
	Consensus Pricing	WTI ($ / Bbl)	$102.67	$91.40	$79.23	$73.06	$68.10	$68.10
		HHUB ($ / MMBtu)	7.06	5.51	4.55	4.17	3.60	3.60

1. Commodity prices pull prior to final settlement of FactSet on 9/16/22 and may not reflect the final daily price available

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3

Preliminary and Confidential Draft Subject to Review and Significant Revision
Prepared at the Request of Counsel

Market Trading and Financial Update

Overview of Peer Operational, Trading and Valuation Metrics

	Trading		Scale		Valuation Multiples		FCF Yield		Coverage	Leverage	Returns		Growth	
Ticker	Share Price YTD	Broker Target Upside	Market Value ($Bn)	2022E EBITDAX ($Bn)	Price / CFPS ('22E)	TEV / EBITDAX ('22E)	FCF Yield ('22E)	FCF Yield ('23E)	FCF / Dividends ('22E)	RF Net Leverage ('22E)	ROCE ('22E)	Dividend Yield [1] ('22E)	Prod CAGR ('22-'25E)	CFPS CAGR ('22-'25E)
HES	64%	13%	$38.0	$6.3	7.6x	7.7x	6%	6%	4.8x	0.7x	13%	1%	13%	10%
EOG	37%	23%	71.8	15.8	5.6	4.8	11%	12%	1.6	(0.0)	31%	7%	8%	(2%)
PXD	32%	19%	60.1	13.7	4.9	4.6	14%	10%	9.5	(0.3)	25%	14%	4%	(11%)
DVN [2]	52%	19%	43.9	10.4	4.7	4.8	15%	14%	15.0	0.2	32%	9%	2%	(5%)
CTRA	51%	29%	23.1	7.0	4.0	3.6	18%	15%	2.1	0.1	26%	9%	1%	(8%)
FANG [3]	23%	31%	23.8	7.6	3.7	4.2	19%	16%	3.8	0.6	24%	9%	3%	(9%)
MRO	60%	23%	17.9	6.0	3.2	3.5	24%	19%	21.0	0.2	42%	1%	0%	(13%)
OVV [4]	47%	41%	13.0	4.7	3.0	3.6	20%	29%	10.2	0.5	34%	2%	1%	n.a.
APA	50%	36%	13.5	7.3	2.7	2.6	24%	22%	17.9	0.5	64%	1%	3%	(9%)
Mean [5]	**44%**	**28%**	**$33.4**	**$9.1**	**4.0x**	**3.9x**	**18%**	**17%**	**10.1x**	**0.2x**	**35%**	**7%**	**3%**	**(8%)**
Median [5]	**49%**	**26%**	**23.5**	**7.4**	**3.9**	**3.9**	**18%**	**15%**	**9.9**	**0.2**	**31%**	**8%**	**3%**	**(9%)**
Alpha [6]	56%	7%	$25.4	$8.2	3.6	3.8	17%	13%	10.6x	0.4x	25%	2%	3%	(9%)

Source: Company filings, equity research, FactSet market data as of 9/16/2022
Note: Ranked by P / CFPS ('22E)
1. Annualized latest fixed and variable dividend
2. Pro forma for the Williston Basin and Eagle Ford acquisitions
3. Pro forma for the merger with Rattler Midstream
4. Pro forma for the Uinta and Bakken divestitures
5. Excludes HES due to valuation difference associated with HES' Guyana asset profile
6. Metrics based on Consensus estimates; price target includes restricted brokers

EVERCORE 4

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel II. Alpha Financial Projections as of September 16, 2022

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Alpha Financial Projections as of September 16, 2022 Alpha Financial Projections – Assumptions ◼ The Alpha Financial Projections incorporate the following assumptions provided by Alpha Management: „ Revenue / Expenses: ● 2022E – 2026E revenue and expenses per 2022 budget and Alpha’s five-year forecast „ Financing Assumptions: ● Revolving credit facility maturing October 2026 is extended at the same terms ● Assumes the 4.500% Senior Notes due 2023 are repaid in Q2 2023 ● Assumes the 3.800% Senior Notes due 2024 are repaid in Q2 2024 „ Distribution policy: ● Other than the repurchase of stock-based compensation, the forecast does not include any share repurchases beyond Q1 2022 ● The forecast assumes ~$101 million in dividends in Q2 and Q3 2022, with negligible dividend amounts in Q4 2022 and beyond Source: Alpha Management 5

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Alpha Financial Projections as of September 16, 2022 Commodity Price Assumptions WTI ($ / Bbl) $120.00 $100.00 $80.00 $68.10 $63.83 $60.00 $40.00 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022E 2023E 2024E 2025E 2026E Strip Pricing as of September 16, 2022 $89.37 $78.93 $72.56 $68.16 $64.95 Consensus Pricing as of September 16, 2022 102.67 91.40 79.23 73.06 68.10 Henry Hub ($ / MMBtu) $10.00 $8.00 $6.00 $5.25 $4.00 $3.60 $2.00 $ -- 7/1/22 7/1/23 7/1/24 7/1/25 7/1/26 2H 2022E 2023E 2024E 2025E 2026E Strip Pricing as of September 16, 2022 $8.03 $6.08 $5.15 $4.92 $4.82 Consensus Pricing as of September 16, 2022 7.06 5.51 4.55 4.17 3.60 Strip Pricing as of September 16, 2022 Consensus Pricing as of September 16, 2022 Source: FactSet market data as of 9/16/2022 Note: Commodity prices pull prior to final settlement of FactSet on 9/16/22 and may not reflect the final daily price available 6

Preliminary and Confidential Draft Subject to Review and Significant Revision
Prepared at the Request of Counsel

Alpha Financial Projections as of September 16, 2022

Projections at Strip Pricing

($ in millions, except for production data)

	Historical	Alpha Financial Projections at Strip Pricing					CAGR
Fiscal Year End 12/31	2021A	2022E	2023E	2024E	2025E	2026E	22E - 26E
Benchmark Prices[1]							
WTI Oil Price ($ / Bbl)	$68.06	$89.37	$78.93	$72.56	$68.16	$64.95	
Henry Hub Gas Price ($ / MMBtu)	$3.88	$8.03	$6.08	$5.15	$4.92	$4.82	
Production (unchanged from the July Presentations)							
Oil (MMBbls)	59	73	87	93	94	99	
Gas (Bcf)	370	415	416	429	455	463	
Total Equivalents (MMBoe)	**120**	**142**	**156**	**165**	**170**	**177**	
Total Equivalents (MBoed)	**330**	**390**	**428**	**451**	**466**	**484**	**5.6%**
% Oil	*48.8%*	*51.3%*	*55.6%*	*56.7%*	*55.3%*	*56.3%*	
Revenue							
Oil	$3,949	$6,878	$6,741	$6,635	$6,229	$6,250	
Gas	1,844	3,367	2,679	2,286	2,296	2,295	
Oil & Gas Revenue	**$5,794**	**$10,245**	**$9,421**	**$8,921**	**$8,525**	**$8,545**	
Plus: Impact from Hedges	($129)	($1,254)	$ -	$ -	$ -	$ -	
Plus: Oil and Gas Service Operations	54	71	71	71	71	71	
Net Revenue	**$5,719**	**$9,061**	**$9,492**	**$8,992**	**$8,596**	**$8,615**	
Less: Production Taxes	($404)	($747)	($696)	($677)	($651)	($657)	
Less: Operating Expenses	(513)	(706)	(719)	(760)	(799)	(831)	
Less: Transportation	(225)	(283)	(278)	(278)	(278)	(278)	
Less: G&A incl. Equity Compensation	(170)	(176)	(234)	(247)	(255)	(265)	
Less: DD&A	(1,887)	(1,953)	(2,183)	(2,316)	(2,362)	(2,469)	
Less: Other Expenses	(58)	(79)	(69)	(69)	(69)	(69)	
Operating Income	**$2,462**	**$5,118**	**$5,312**	**$4,644**	**$4,182**	**$4,047**	**(5.7%)**
Net Interest (Expense) Income	($250)	($273)	($217)	($165)	($125)	($98)	
Other (Expense) Income	(26)	(3)	(0)	53	78	93	
Less: Income Tax	(520)	(1,183)	(1,248)	(1,111)	(1,013)	(990)	
Net Income	**$1,666**	**$3,659**	**$3,847**	**$3,422**	**$3,122**	**$3,052**	**(4.4%)**
Plus: DD&A	$1,893	$1,968	$2,196	$2,329	$2,374	$2,482	
Plus: Provisions for Deferred Income Taxes	520	575	425	310	305	244	
Plus: Stock Based Compensation	63	78	64	64	68	70	
Plus: Other Non-cash Charges	48	780	(334)	(173)	36	62	
Plus: Net Working Capital	(217)	(249)	105	37	40	(17)	
Cash Flow From Operations	**$3,974**	**$6,810**	**$6,302**	**$5,990**	**$5,944**	**$5,893**	**(3.6%)**
Less: Capital Expenditures	($1,562)	($2,693)	($3,399)	($3,291)	($3,536)	($3,729)	
Less: Increase in Working Capital	(219)	(32)	354	(68)	3	(57)	
Plus: Contributions From Noncontrolling Interest	31	23	62	5	-	-	
Less: Distributions to Noncontrolling Interests	(22)	(44)	(48)	(45)	(43)	(40)	
Plus: Net Borrowing and Others	866	1,599	(219)	(777)	(1,251)	(1,685)	
Free Cash Flow	**$2,638**	**$4,345**	**$2,812**	**$2,622**	**$2,325**	**$2,141**	**(16.2%)**
Memo:							
EBITDAX	**$4,463**	**$7,956**	**$7,290**	**$6,993**	**$6,840**	**$6,881**	**(3.6%)**

Source: FactSet market data as of 9/16/2022, Alpha Management
1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 8 months of actuals included in 2022E pricing

EVERCORE 7

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Alpha Financial Projections as of September 16, 2022

Projections at Consensus Pricing

($ in millions, except for production data)

	Historical	Alpha Financial Projections at Consensus Pricing					CAGR
Fiscal Year End 12/31	2021A	2022E	2023E	2024E	2025E	2026E	22E - 26E
Benchmark Prices[1]							
WTI Oil Price ($ / Bbl)	$68.06	$102.67	$91.40	$79.23	$73.06	$68.10	
Henry Hub Gas Price ($ / MMBtu)	$3.88	$7.06	$5.51	$4.55	$4.17	$3.60	
Production (unchanged from the July Presentations)							
Oil (MMBbls)	59	73	87	93	94	99	
Gas (Bcf)	370	415	416	429	455	463	
Total Equivalents (MMBoe)	**120**	**142**	**156**	**165**	**170**	**177**	
Total Equivalents (MBoed)	**330**	**390**	**428**	**451**	**466**	**484**	**5.6%**
% Oil	*48.8%*	*51.3%*	*55.6%*	*56.7%*	*55.3%*	*56.3%*	
Revenue							
Oil	$3,949	$7,392	$7,829	$7,259	$6,690	$6,565	
Gas	1,844	3,160	2,444	2,030	1,957	1,729	
Oil & Gas Revenue	**$5,794**	**$10,552**	**$10,273**	**$9,289**	**$8,648**	**$8,295**	
Plus: Impact from Hedges	($129)	($936)	$ -	$ -	$ -	$ -	
Plus: Oil and Gas Service Operations	54	71	71	71	71	71	
Net Revenue	**$5,719**	**$9,687**	**$10,344**	**$9,359**	**$8,718**	**$8,365**	
Less: Production Taxes	($404)	($792)	($790)	($719)	($675)	($656)	
Less: Operating Expenses	(513)	(706)	(719)	(760)	(799)	(831)	
Less: Transportation	(225)	(283)	(278)	(278)	(278)	(278)	
Less: G&A incl. Equity Compensation	(170)	(176)	(234)	(247)	(255)	(265)	
Less: DD&A	(1,887)	(1,953)	(2,183)	(2,316)	(2,362)	(2,469)	
Less: Other Expenses	(58)	(79)	(69)	(69)	(69)	(69)	
Operating Income	**$2,462**	**$5,698**	**$6,070**	**$4,969**	**$4,280**	**$3,797**	**(9.6%)**
Net Interest (Expense) Income	($250)	($273)	($213)	($154)	($111)	($83)	
Other (Expense) Income	(26)	(3)	(0)	53	78	93	
Less: Income Tax	(520)	(1,325)	(1,435)	(1,193)	(1,041)	(933)	
Net Income	**$1,666**	**$4,097**	**$4,422**	**$3,676**	**$3,207**	**$2,874**	**(8.5%)**
Plus: DD&A	$1,893	$1,968	$2,196	$2,329	$2,374	$2,482	
Plus: Provisions for Deferred Income Taxes	520	586	424	310	304	244	
Plus: Stock Based Compensation	63	78	64	64	68	70	
Plus: Other Non-cash Charges	48	568	(217)	(94)	52	62	
Plus: Net Working Capital	(217)	(433)	86	120	71	31	
Cash Flow From Operations	**$3,974**	**$6,864**	**$6,976**	**$6,406**	**$6,077**	**$5,764**	**(4.3%)**
Less: Capital Expenditures	($1,562)	($2,693)	($3,399)	($3,291)	($3,536)	($3,729)	
Less: Increase in Working Capital	(219)	(216)	520	34	(49)	(40)	
Plus: Contributions From Noncontrolling Interest	31	23	62	5	-	-	
Less: Distributions to Noncontrolling Interests	(22)	(44)	(49)	(46)	(42)	(37)	
Plus: Net Borrowing and Others	866	1,653	636	(344)	(1,199)	(1,840)	
Free Cash Flow	**$2,638**	**$4,583**	**$3,503**	**$2,954**	**$2,427**	**$1,966**	**(19.1%)**
Memo:							
EBITDAX	**$4,463**	**$8,324**	**$8,169**	**$7,408**	**$6,969**	**$6,646**	**(5.5%)**

Source: FactSet market data as of 9/16/2022, Alpha Management

1. Benchmark Prices do not include differentials to WTI or HH commodity prices; 8 months of actuals included in 2022E pricing

EVERCORE
8

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel III. Preliminary Valuation Analysis

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Summary of Alpha Standalone Financial Analysis

	Metric	Price Per Share	Description
Net Asset Value	Alpha NAV Model at Strip Pricing	$48.01 – $68.25	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Net Asset Value	Alpha NAV Model at Consensus Pricing	$51.31 – $70.95	▪ Based on Alpha NAV Model asset-level development forecast burdened with G&A and taxes; WaterCo valued separately and added to E&P value; Royalty business NCI deducted from NAV; various discount rates applied by reserve category; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Strip Pricing	$53.64 – $75.09	▪ Based on Alpha consolidated financials; balance sheet as of 6/30/2022; 9.25%-10.25% WACC[1]; 1.5%-2.5% perpetual growth rate; 3.75x-5.25x[2] terminal EBITDAX exit multiple; 7/1/2022 effective date
Discounted Cash Flow	Alpha Financial Projections at Consensus Pricing	$55.09 – $75.84	▪ Based on Alpha consolidated financials; balance sheet as of 6/30/2022; 9.25%-10.25% WACC[1]; 1.5%-2.5% perpetual growth rate; 3.75 x-5.25x[2] terminal EBITDAX exit multiple; 7/1/2022 effective date
Trading Multiples Analysis	TEV / EBITDAX	$63.53 – $86.46	▪ 2022E Consolidated EBITDAX of $8,324 MM at 3.5x – 4.5x[2] ▪ 2023E Consolidated EBITDAX of $8,169 MM at 3.8x – 4.5x[2]
Trading Multiples Analysis	Price / CFPS	$66.46 – $86.75	▪ 2022E CFPS of $18.91 at 3.5x – 4.5x[2] ▪ 2023E CFPS of $19.22 at 3.5x – 4.5x[2]
Reference Values	Precedent Transactions - TEV / EBITDAX	$63.53 – $86.46	▪ 2022E Consolidated EBITDAX of $8,324 MM at 3.5x – 4.5x[2]
Reference Values	Precedent Transactions - Price / CFPS	$61.73 – $80.64	▪ 2022E CFPS of $18.89 at 3.3x – 4.3x[2]
Reference Values	Premia Paid	$74.18 – $89.55	▪ Based on select energy cash take-private and buy-in transactions since January 2018: 15.0% - 30.0%
Reference Values	Analyst Forward Price Targets	$70.00 – $78.00	▪ Range of the 25% - 75% percentile of price targets of analysts reporting available since 7/18/2022, undiscounted; 19 published price targets ▪ Mean analyst price target of $74.63
Reference Values	52-Week Trading Range	$40.82 – $74.22	▪ Based on closing prices prior to 9/16/2022

Current Share Price (Market Close 9/16/22): $69.84 Hamm Family's Proposed Consideration (9/15/22): $73.50

EVERCORE 9

Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 9/16/2022
1. See WACC analysis on page 21 on the calculation of the modified WACC
2. See trading multiples analysis on pages 17 and 18 for the updated multiple ranges

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis nd Change in Valuation Ranges since September 2 Presentation Metric Low High Alpha NAV Model ($5.49) ($4.50) at Strip Pricing Alpha NAV Model $0.14 $0.20 at Consensus Pricing Alpha Financial Projections ($7.69) ($11.15) at Strip Pricing Alpha Financial Projections $0.24 ($5.82) at Consensus Pricing TEV / EBITDAX $0.36 $0.29 Price / CFPS $0.05 $0.37 $0.29 Precedent Transactions - TEV / EBITDAX $0.36 $0.05 $0.06 Precedent Transactions - Price / CFPS Premia Paid $-- $-- Analyst Forward Price Targets $1.50 $-- 52-Week Trading Range $3.53 $-- 10 Source: Alpha Corporate Model, Alpha NAV Model, Company filings, FactSet market data as of 9/16/2022 Trading Multiples Discounted Reference Values Net Asset Value Analysis Cash Flow

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Overview of Alpha NAV Assumptions (unchanged from the July Presentations, except for the two pricing cases)

- Valuation assumes a 7/1/2022 effective date (i.e. starting point for NAV cash flows)
- Projected production and cash flows are based on the Alpha NAV Model provided by Alpha on 6/28/2022 and rolled forward to a 7/1/2022 effective date
  - Alpha provided updates to PDP, remaining locations and drilling cadence as a part of this roll forward
  - Selected discount rates by reserve category based on Evercore review of type curve areas provided in the Alpha NAV Model
- The model applies two pricing cases as shown below:

		2H 2022E	2023E	2024E	2025E	2026E	Thereafter
Strip Pricing as of September 16, 2022	WTI ($ / Bbl)	$89.37	$78.93	$72.56	$68.16	$64.95	$64.95
	HHUB ($ / MMBtu)	8.03	6.08	5.15	4.92	4.82	4.82
Consensus Pricing as of September 16, 2022	WTI ($ / Bbl)	$102.67	$91.40	$79.23	$73.06	$68.10	$68.10
	HHUB ($ / MMBtu)	7.06	5.51	4.55	4.17	3.60	3.60

- Hedges based on Company-provided hedge portfolio as of 5/24/2022; Company confirmed no additional hedges have been added as of 9/16/22
- G&A assumptions are based on Company-provided projections in the Alpha NAV Model
  - Per Alpha Management, G&A assumed to be $1.50 / Boe, with a maximum of $350 million per year, and decreasing 50% upon completion of full rig utilization in the Anadarko Basin in 2045
- Cash taxes assume a year end 2021 net capitalized cost of $16.7 billion and 2021 year end Federal and Oklahoma NOL balances of $1.2 billion and $3.1 billion, respectively, each rolled forward to 7/1/2022
  - Cash taxes discount rate based on weighted average of discount rates applied to undiscounted cash flows by reserve category
- Net debt based on Alpha provided balances as of 6/30/2022
- Fully diluted shares outstanding based on Alpha provided share count as of 5/24/2022
- WaterCo valued as a standalone entity, including all capital expenditures
- Fully consolidated TMRC, with a deduct for the non-controlling interests associated with FNV's economic interest in the venture
- Summit valued at invested capital as of 6/30/2022 (including capital invested in Ekona Power)

Note: Commodity prices pull prior to final settlement of FactSet on 9/16/22 and may not reflect the final daily price available

EVERCORE
11

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Strip Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $12,233 $9,362 $8,317 $7,776 $7,324 $6,767 $6,062 $5,537 $5,127 $4,797 $7,776 $8,317 South 467,975 11,157 7,741 6,655 6,125 5,696 5,187 4,568 4,124 3,786 3,520 6,125 6,655 PRB 71,344 1,900 1,440 1,274 1,188 1,117 1,029 919 837 773 722 1,188 1,274 Permian 145,917 5,336 3,698 3,166 2,905 2,693 2,440 2,133 1,912 1,745 1,613 2,905 3,166 TMRC 16,371 508 340 288 264 244 222 194 175 160 148 264 288 Total PDP 1,230,085 $31,134 $22,580 $19,700 $18,258 $17,074 $15,644 $13,875 $12,584 $11,591 $10,800 $18,258 $19,700 Technical PUD North 607,743 $10,553 $6,841 $5,532 $4,870 $4,327 $3,675 $2,884 $2,329 $1,921 $1,612 $3,675 $4,327 South 406,336 8,557 4,489 3,362 2,850 2,458 2,019 1,529 1,210 989 828 2,019 2,458 PRB 437,466 8,460 3,330 2,074 1,557 1,193 827 484 305 203 141 827 1,193 Permian 476,130 12,709 6,514 4,708 3,879 3,245 2,541 1,775 1,300 986 769 2,541 3,245 Technical PUD Reserves 1,927,675 $40,278 $21,174 $15,675 $13,156 $11,222 $9,061 $6,672 $5,144 $4,100 $3,350 $9,061 $11,222 PROB North 343,976 $4,934 $2,531 $1,799 $1,459 $1,198 $909 $598 $409 $288 $207 $598 $909 South 582,826 10,238 4,240 2,832 2,252 1,838 1,409 976 721 556 443 976 1,409 PRB 231,160 4,172 2,056 1,452 1,179 972 745 502 354 258 193 502 745 Permian 124,011 2,918 1,363 944 759 622 475 320 226 164 121 320 475 PROB Reserves 1,281,974 $22,262 $10,190 $7,026 $5,650 $4,631 $3,538 $2,396 $1,710 $1,266 $963 $2,396 $3,538 POSS North 159,781 $2,184 $724 $376 $238 $145 $58 $-- $-- $-- $-- $-- $-- South 556,192 9,786 3,650 2,246 1,684 1,293 905 541 349 238 169 349 541 PRB 805,764 13,395 4,390 2,468 1,734 1,245 782 382 192 93 37 192 382 Permian 345,542 7,105 2,300 1,333 978 747 534 354 268 218 186 268 354 POSS Reserves 1,867,279 $32,470 $11,065 $6,423 $4,635 $3,431 $2,279 $1,277 $809 $549 $392 $809 $1,277 Total Reserves 6,307,012 $126,144 $65,009 $48,825 $41,698 $36,357 $30,522 $24,220 $20,246 $17,506 $15,505 $30,523 $35,737 Total E&P Asset-Level Value $126,144 $65,009 $48,825 $41,698 $36,357 $30,522 $24,220 $20,246 $17,506 $15,505 $30,523 $35,737 1 Less: Hedges (972) (948) Plus: Value of WaterCo 1,419 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,133) (4,270) Less: Minerals Non-Controlling Interest⁴ (285) (248) Less: Asset Retirement Obligation (63) (77) Enterprise Value $23,222 $30,571 Less: Net Debt (5,797) Implied Equity Value $17,425 $24,773 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $48.01 $68.25 Source: Alpha NAV Model; FactSet market data as of 9/16/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.6%-17.2%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 12

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share amounts) Alpha NAV Summary at Various Discount Rates – Consensus Pricing Asset Reserves Discount Rate Selected Range Area (MBoe) 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP North 528,478 $12,606 $9,823 $8,797 $8,263 $7,813 $7,256 $6,546 $6,011 $5,591 $5,250 $8,263 $8,797 South 467,975 10,099 7,202 6,265 5,802 5,427 4,977 4,424 4,022 3,714 3,468 5,802 6,265 PRB 71,344 1,921 1,482 1,322 1,239 1,169 1,083 974 892 828 776 1,239 1,322 Permian 145,917 5,698 3,991 3,436 3,162 2,940 2,675 2,351 2,118 1,940 1,799 3,162 3,436 TMRC 16,371 477 325 278 256 238 217 191 173 159 148 256 278 Total PDP 1,230,085 $30,802 $22,823 $20,097 $18,722 $17,586 $16,208 $14,486 $13,217 $12,233 $11,442 $18,722 $20,097 Technical PUD North 607,743 $10,745 $7,125 $5,835 $5,178 $4,637 $3,985 $3,188 $2,622 $2,203 $1,883 $3,985 $4,637 South 406,336 7,624 4,051 3,059 2,608 2,261 1,872 1,437 1,152 953 806 1,872 2,261 PRB 437,466 8,372 3,341 2,101 1,590 1,228 863 518 336 231 167 863 1,228 Permian 476,130 13,372 6,939 5,057 4,192 3,528 2,790 1,984 1,480 1,145 912 2,790 3,528 Technical PUD Reserves 1,927,675 $40,114 $21,455 $16,052 $13,568 $11,655 $9,510 $7,126 $5,590 $4,533 $3,768 $9,510 $11,655 PROB North 343,976 $5,085 $2,656 $1,912 $1,566 $1,299 $1,001 $679 $481 $353 $267 $679 $1,001 South 582,826 8,233 3,575 2,468 2,006 1,671 1,318 951 728 578 473 951 1,318 PRB 231,160 4,066 2,055 1,478 1,217 1,018 798 561 415 318 250 561 798 Permian 124,011 3,100 1,471 1,030 836 691 534 369 268 201 155 369 534 PROB Reserves 1,281,974 $20,483 $9,757 $6,888 $5,624 $4,678 $3,652 $2,561 $1,892 $1,451 $1,145 $2,561 $3,652 POSS North 159,781 $2,293 $783 $419 $273 $174 $80 $4 $-- $-- $-- $-- $4 South 556,192 7,927 2,924 1,795 1,346 1,035 727 439 287 198 142 287 439 PRB 805,764 12,832 4,265 2,430 1,727 1,256 808 416 226 124 65 226 416 Permian 345,542 7,178 2,372 1,400 1,041 807 591 407 317 265 230 317 407 POSS Reserves 1,867,279 $30,230 $10,344 $6,044 $4,388 $3,273 $2,206 $1,266 $829 $586 $438 $829 $1,266 Total Reserves 6,307,012 $121,628 $64,379 $49,082 $42,301 $37,193 $31,577 $25,438 $21,527 $18,803 $16,792 $31,622 $36,670 Total E&P Asset-Level Value $121,628 $64,379 $49,082 $42,301 $37,193 $31,577 $25,438 $21,527 $18,803 $16,792 $31,622 $36,670 1 Less: Hedges (657) (640) Plus: Value of WaterCo 1,419 2,211 Plus: Invested Capital from Energy Innovations 100 100 2 Less: G&A (2,366) (1,935) 3 Less: Cash Taxes (5,358) (4,537) Less: Minerals Non-Controlling Interest⁴ (275) (241) Less: Asset Retirement Obligation (63) (77) Enterprise Value $24,421 $31,551 Less: Net Debt (5,797) Implied Equity Value $18,624 $25,754 / Fully Diluted Shares (millions) 363.0 Implied Equity Value per Share $51.31 $70.95 Source: Alpha NAV Model; FactSet market data as of 9/16/22 1. Assumes hedges held to expiration and discounted at 5-8% 2. G&A discount rates based on the weighted average discount rates of reserve categories by total reserves (14.2%-18.0%) 3. Cash tax discount rates based on the weighted average discount rates of reserve categories by PV-0 of cash flows (13.5%-17.1%) 4. TMRC consolidated in NAV; NCI represents FNV’s share of future value associated with TMRC cash flows 13

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Strip Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $3,981 $7,290 $6,993 $6,840 $6,881 $6,881 $6,881 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,394 $4,426 $4,761 $4,876 $5,185 $3,152 1 Less: Taxes (598) (1,106) (1,190) (1,219) (1,296) (788) Plus: Federal and State NOL Tax Shield 156 29 23 25 2 EBIAT $1,951 $3,349 $3,594 $3,681 $3,891 $2,364 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (400) 26 68 (3) 57 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $1,552 $2,746 $2,603 $2,107 $1,915 $2,364 EBITDAX Multiple / Perpetuity Growth Rate 4.5x 2.0% Implied Terminal Value $30,964 $30,500 PV of Terminal Value @ 9.8% Discount Rate 20,372 20,067 Plus: PV of Unlevered Free Cash Flow @ 9.8% Discount Rate 9,092 9,092 Implied Enterprise Value $29,464 $29,159 Less: Net Debt as of 6/30/22 (5,797) (5,797) Less: Non-Controlling Interest (378) (378) Implied Equity Value $23,289 $22,984 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $64.16 $63.32 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC WACC Terminal Exit Multiple Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 8.75% $47.46 $57.21 $66.96 $76.71 $86.45 8.75% $66.08 $70.05 $74.62 $79.91 $86.12 46.45 84.64 61.26 78.23 9.25% 55.99 65.54 75.09 9.25% 64.68 68.57 73.04 9.75% 45.45 54.80 64.16 73.51 82.87 9.75% 57.00 59.97 63.32 67.13 71.51 10.25% 44.48 53.64 62.81 71.97 81.14 10.25% 53.20 55.79 58.70 61.98 65.72 10.75% 43.53 52.51 61.49 70.47 79.45 10.75% 49.79 52.07 54.61 57.46 60.68 Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC WACC Terminal Exit Multiple Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 8.75% (2.7%) (0.4%) 1.1% 2.2% 3.0% 8.75% 4.4x 4.7x 5.1x 5.5x 6.0x 9.25% (2.2%) 0.1% 1.6% 2.7% 3.5% 9.25% 4.2 4.4 4.7 5.1 5.5 9.75% (1.7%) 0.6% 2.1% 3.2% 4.0% 9.75% 3.9 4.2 4.4 4.7 5.1 10.25% (1.2%) 1.1% 2.6% 3.7% 4.5% 10.25% 3.7 3.9 4.2 4.4 4.7 (0.7%) 1.6% 3.1% 4.2% 5.0% 3.5 3.7 3.9 4.2 4.4 10.75% 10.75% 14 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model; NOL balances and projected annual utilizations as provided by the Company; Analysis assumes half of 2022E NOL utilization remains as of 6/30/22 and total remaining NOL balances assuming of $585mm for Federal, $229mm for North Dakota, $2,526mm for Oklahoma and $47mm for Montana

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis ($ in millions, except per share values) Alpha Discounted Cash Flow Analysis – Consensus Pricing For Years Ending December 31, Perpetuity LTM EBITDAX 2H 2022E 2023E 2024E 2025E 2026E Multiple Growth EBITDAX $4,350 $8,169 $7,408 $6,969 $6,646 $6,646 $6,646 Less: Tax Depreciation and Amortization (1,588) (2,864) (2,232) (1,964) (1,696) (3,729) EBIT $2,762 $5,305 $5,176 $5,005 $4,950 $2,917 1 Less: Taxes (691) (1,326) (1,294) (1,251) (1,237) (729) Plus: Federal and State NOL Tax Shield 156 29 23 25 2 EBIAT $2,228 $4,008 $3,905 $3,778 $3,715 $2,188 Plus: Tax Depreciation and Amortization 1,588 2,864 2,232 1,964 1,696 3,729 Less: Change in Working Capital (312) 11 (34) 49 40 -- Less: Capital Expenditures (1,588) (3,493) (3,291) (3,536) (3,729) (3,729) Unlevered Free Cash Flow $1,916 $3,390 $2,813 $2,255 $1,722 $2,188 EBITDAX Multiple / Perpetuity Growth Rate 4.5x 2.0% Implied Terminal Value $29,907 $28,226 PV of Terminal Value @ 9.8% Discount Rate 19,677 18,571 Plus: PV of Unlevered Free Cash Flow @ 9.8% Discount Rate 10,189 10,189 Implied Enterprise Value $29,865 $28,759 Less: Net Debt as of 6/30/22 (5,797) (5,797) Less: Non-Controlling Interest (378) (378) Implied Equity Value $23,690 $22,584 Fully Diluted Shares Outstanding (mm) 363.0 363.0 Implied Equity Value per Share $65.26 $62.22 Exit Multiple Sensitivity Perpetuity Growth Rate Sensitivity WACC WACC Terminal Exit Multiple Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 8.75% $49.17 $58.59 $68.00 $77.42 $86.83 8.75% $64.83 $68.50 $72.73 $77.62 $83.37 48.17 85.06 60.34 76.04 9.25% 57.39 66.62 75.84 9.25% 63.51 67.11 71.24 9.75% 47.19 56.23 65.26 74.30 83.33 9.75% 56.37 59.11 62.22 65.74 69.79 10.25% 46.24 55.09 63.94 72.79 81.64 10.25% 52.83 55.23 57.92 60.95 64.41 10.75% 45.30 53.97 62.65 71.32 79.99 10.75% 49.65 51.76 54.11 56.75 59.72 Implied Perpetuity Growth Rate Sensitivity Implied Exit Multiple Sensitivity WACC WACC Terminal Exit Multiple Perpetuity Growth Rate 3.0x 3.8x 4.5x 5.3x 6.0x 1.0% 1.5% 2.0% 2.5% 3.0% 8.75% (2.2%) (0.0%) 1.4% 2.5% 3.3% 8.75% 4.2x 4.5x 4.9x 5.3x 5.7x 9.25% (1.7%) 0.5% 1.9% 3.0% 3.8% 9.25% 4.0 4.2 4.5 4.9 5.3 9.75% (1.2%) 1.0% 2.4% 3.5% 4.3% 9.75% 3.8 4.0 4.2 4.5 4.9 10.25% (0.7%) 1.5% 2.9% 4.0% 4.8% 10.25% 3.6 3.8 4.0 4.2 4.5 (0.2%) 2.0% 3.4% 4.5% 5.3% 3.4 3.6 3.8 4.0 4.2 10.75% 10.75% 15 Source: Alpha Financial Projections 1. 25% tax rate based upon long term effective rate in NAV model; NOL balances and projected annual utilizations as provided by the Company; Analysis assumes half of 2022E NOL utilization remains as of 6/30/22 and total remaining NOL balances assuming of $585mm for Federal, $229mm for North Dakota, $2,526mm for Oklahoma and $47mm for Montana

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Preliminary Valuation Analysis DCF Value Bridge Strip Consensus Low High Low High September 2, 2022 $61.33 $86.24 $54.85 $81.66 Implied Share Price Range Share Price Change due to Methodology Change $2.63 $5.86 (Perpetuity Growth to LTM EBITDA Multiple) Share Price Change due to FCF from $2.90 $2.95 $0.18 $0.18 2H’ 2022E – 2026E Share Price Change due to Terminal Year $0.10 $0.14 $1.31 $1.84 EBITDA Share Price Change due Exit EBITDA Multiple $6.11 $6.37 $5.90 $6.15 Decrease September 18, 2022 Implied Share $53.64 $75.09 $55.09 $75.84 Price Range 16

Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Public Company Trading Metrics

($ in millions, except per share amounts)

Alpha Peers Trading Analysis

Company	Price 9/16/22	% of 52-Week High	% of 52-Week Low	Target Price Implied Upside	Equity Value	Enterprise Value	Price / CFPS 2022E	Price / CFPS 2023E	Free Cash Flow Yield 2022E	Free Cash Flow Yield 2023E	Current Dividend Yield[1]	Enterprise Value / EBITDAX 2022E	Enterprise Value / EBITDAX 2023E	Net Debt / EBITDAX 2022E
	($/share)	(%)	(%)	(%)	($MM)	($MM)	(x)	(x)	(%)	(%)	(%)	(x)	(x)	(x)
EOG	$121.45	83.2%	169.8%	22.7%	$71,768	$75,083	5.6x	5.2x	11.1%	11.8%	7.4%	4.8x	4.6x	0.2x
Pioneer Natural Resources	239.50	84.0%	161.9%	19.4%	60,144	62,223	4.9	5.8	14.3%	10.3%	14.3%	4.6	5.1	0.2
Devon	66.82	85.6%	237.1%	22.6%	43,892	49,332	4.7	4.7	15.3%	14.0%	9.3%	4.8	4.3	0.6
Diamondback Energy	132.62	82.7%	167.6%	30.9%	23,812	31,934	3.7	4.1	18.9%	15.5%	9.2%	4.2	4.5	0.8
Coterra Energy	28.74	79.6%	151.4%	28.6%	23,145	25,066	4.0	4.3	18.0%	15.3%	9.0%	3.6	4.0	0.3
Marathon	26.22	81.5%	229.8%	22.9%	17,884	20,855	3.2	3.7	24.0%	18.9%	1.2%	3.5	4.0	0.6
Apache	40.46	78.7%	215.6%	36.1%	13,479	18,842	2.7	2.7	24.1%	22.1%	1.2%	2.6	2.6	0.7
Ovintiv	49.55	80.0%	176.6%	41.1%	12,988	16,943	3.0	2.3	19.6%	29.2%	2.0%	3.6	2.9	0.8
Hess	121.64	93.8%	180.7%	12.6%	38,017	48,253	7.6	6.7	5.8%	6.0%	1.2%	7.7	6.7	1.0
Mean [2]		**81.9%**	**188.7%**	**28.0%**	**$33,389**	**$37,535**	**4.0x**	**4.1x**	**18.2%**	**17.1%**	**6.7%**	**3.9x**	**4.0x**	**0.5x**
Median [2]		**82.1%**	**173.2%**	**25.7%**	**23,478**	**28,500**	**3.9**	**4.2**	**18.4%**	**15.4%**	**8.2%**	**3.9**	**4.1**	**0.6**
Alpha [3]	**$69.84**	**94.1%**	**171.1%**	**6.7%**	**$25,352**	**$31,527**	**3.6x**	**3.9x**	**17.0%**	**13.4%**	**1.6%**	**3.8x**	**4.1x**	**0.7x**

Source: Public filings, FactSet market data as of 9/16/2022, Alpha Financial Projections
1. Represents annualized fixed and variable dividends
2. Excludes HES due to valuation difference associated with HES' Guyana asset profile
3. Metrics based on Alpha Financial Projections at Consensus Pricing

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Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Public Company Trading Metrics (cont'd)

($ in millions, except per share amounts)

2022E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2022E EBITDAX		$8,324	
EBITDAX Multiple	3.5x	–	4.5x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$29,136**	–	**$37,460**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,797)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$23,061**	–	**$31,385**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$63.53**	–	**$86.46**

Public Company Trading Analysis - CFPS			
2022E CFPS		$18.91	
Relevant CFPS Multiple	3.5x	–	4.5x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$66.18**	**–**	**$85.09**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$66.46**	**–**	**$85.36**

2023E Trading Analysis

Public Company Trading Analysis - EBITDAX			
2023E EBITDAX		$8,169	
EBITDAX Multiple	3.8x	–	4.5x
Implied Enterprise Value of Based on 2023 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$30,634**	–	**$36,761**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		(5,797)	
Less: Non-Controlling Interest		(378)	
Implied Equity Value	**$24,559**	–	**$30,686**
Fully Diluted Shares Outstanding (mm)		363.0	
Implied Equity Value per Share	**$67.66**	–	**$84.53**

Public Company Trading Analysis - CFPS			
2023E CFPS		$19.22	
Relevant CFPS Multiple	3.5x	–	4.5x
Implied Share Price Based on 2023 CFPS (Before Energy Innovations)	**$67.26**	**–**	**$86.47**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2023 CFPS	**$67.53**	**–**	**$86.75**

Source: Public filings, FactSet market data as of 9/16/2022, Alpha Financial Projections at Consensus Pricing

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Preliminary and Confidential Draft Subject to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Select Corporate E&P Transactions Greater than $5 Billion *($ in millions, except per share amounts and as noted)*

Summary of Select Transactions

				Consideration		Implied Premium[1]	Ownership	Deal Value /		Equity Value /		Spot Price (Announcement)	
Announced	Buyer	Seller	Region	Deal Value ($B)	% Stock	1-Day Prior	A / T	EBITDAX (FY1)	EBITDAX (FY2)	Cash Flow (FY1)[2]	Cash Flow (FY2)[2]	WTI ($ / Bbl)	HHUB ($ / MMBtu)
5/24/21	Cabot Oil & Gas	Cimarex Energy Co.	Multi	$9.3	100%	0%	51 / 49%	5.6x	4.9x	4.7x	4.1x	$66.13	$2.89
10/20/20	Pioneer Natural Resources	Parsley Energy	Permian	7.6	100%	8%	76% / 24%	5.9	5.7	4.0	3.8	41.37	2.91
10/19/20	ConocoPhillips	Concho Resources	Permian	13.3	100%	15%	79% / 21%	4.9	5.6	3.8	4.7	40.69	2.80
9/28/20	Devon Energy	WPX Energy	Multi	5.7	100%	3%	57% / 43%	3.7	4.4	2.1	2.4	40.47	2.10
7/20/20	Chevron	Noble Energy	Multi	13.0	100%	8%	97% / 3%	6.9	6.4	3.4	3.0	40.83	1.64
		Median		**$9.3**	**100%**	**8%**	**76% / 24%**	**5.6x**	**5.6x**	**3.8x**	**3.8x**	**$40.83**	**$2.80**
		Mean		**9.8**	**100%**	**7%**	**72% / 28%**	**5.4**	**5.4**	**3.6**	**3.6**	**45.90**	**2.47**
5/9/19	Occidental Petroleum	Anadarko Petroleum	Multi	$57.0	22%	62%	84% / 16%	7.1x	6.4x	6.0x	5.3x	$61.58	$2.60
11/1/18	Encana	Newfield Exploration	Multi	7.7	100%	35%	64% / 36%	5.0	4.1	3.8	3.1	63.67	3.24
8/14/18	Diamondback Energy	Energen	Permian	9.2	100%	19%	62% / 38%	8.9	6.8	8.3	6.1	67.04	2.96
3/28/18	Concho Resources	RSP Permian	Permian	9.5	100%	29%	75% / 25%	10.0	7.8	9.4	6.8	64.30	2.70
		Median		**$9.4**	**100%**	**32%**	**70% / 31%**	**8.0x**	**6.6x**	**7.2x**	**5.7x**	**$63.99**	**$2.83**
		Mean		**20.9**	**81%**	**36%**	**71% / 29%**	**7.7**	**6.3**	**6.9**	**5.3**	**64.15**	**2.87**

Precedent Transactions Analysis - EBITDAX			
2022E EBITDAX (FY1)		$8,324	
EBITDAX Multiple [3]	3.5x	–	4.5x
Implied Enterprise Value of Based on 2022 EBITDAX (Excluding Invested Capital from Energy Innovations)	**$29,136**	**–**	**$37,460**
Plus: Invested Capital from Energy Innovations		$100	
Less: Net Debt as of 6/30/22		($5,797)	
Less: Non-Controlling Interest		($378)	
Implied Equity Value	**$23,061**	–	**$31,385**
Fully Diluted Shares Outstanding (mm)		363	
Implied Equity Value per Share	**$63.53**	–	**$86.46**

Precedent Transactions Analysis - CFPS			
2022E CFPS (FY1)		$18.91	
Relevant CFPS Multiple [3]	3.3x	–	4.3x
Implied Share Price Based on 2022 CFPS (Before Energy Innovations)	**$61.45**	**–**	**$80.36**
Plus: Invested Capital from Energy Innovations (Per Share)		$0.28	
Implied Share Price Based on 2022 CFPS	**$61.73**	**–**	**$80.64**

Source: Company filings and press releases, Enverus, Alpha Financial Projections at Consensus Pricing
1. Premiums based on last unaffected trading day prior to announcement
2. Based on mean analyst Consensus forecasts; FY1 refers to current unreported year or year in which the deal is announced and FY2 refers to subsequent year
3. Multiple ranges selected in light of the steep backwardation of the commodity curves compared to transactions from prior time periods

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Preliminary and Confidential Draft Subject
to Review and Significant Revision
Prepared at the Request of Counsel

Preliminary Valuation Analysis

Premiums Paid Analysis: Energy Cash Take-Privates & Buy-Ins

($ in millions, except per unit amounts)

Date Announced	Acquiror / Target	Consideration	Premium 1-Day Prior Spot	Premium 20-Day VWAP[1]
11/22/21	Paloma Partners / Goodrich Petroleum Corporation	Cash-for-Share	7.0%	7.5%
07/26/22	Shell USA Inc. / Shell Midstream Partners, L.P.	Cash-for-Unit	23.0%	23.6%
06/02/22	Hartree Partners, LP / Sprague Resources LP	Cash-for-Unit	18.9%	20.7%
05/25/22	Höegh LNG Holdings Ltd / Höegh LNG Partners LP	Cash-for-Unit	35.0%	42.2%
04/22/22	Ergon, Inc. / Blueknight Energy Partners, L.P.	Cash-for-Unit	51.5%	47.5%
10/04/21	Stonepeak Infrastructure Partners / Teekay LNG Partners LP	Cash-for-Unit	8.3%	5.3%
08/23/21	Landmark Dividend / Landmark Infrastructure Partners LP	Cash-for-Unit	38.4%	35.0%
02/22/21	BlackRock Global Energy & Power Infrastructure Fund / GasLog Ltd.	Cash-for-Unit	17.2%	30.8%
12/17/19	Blackstone Infrastructure Partners / Tallgrass Energy LP	Cash-for-Unit	56.4%	33.9%
10/01/19	Brookfield Business Partners L.P. / Teekay Offshore Partners L.P.	Cash-for-Unit	28.1%	15.1%
05/10/19	IFM Investors / Buckeye Partners, L.P.	Cash-for-Unit	27.5%	23.8%
04/02/19	UGI Corporation / AmeriGas Partners, L.P.	Cash/Stock-for-Unit	13.5%	22.2%
03/18/19	ArcLight Energy Partners Fund V, L.P. / American Midstream, LP	Cash-for-Unit	31.3%	31.2%
11/26/18	ArcLight Energy Partners Fund VI, L.P. / TransMontaigne Partners L.P.	Cash-for-Unit	12.6%	9.2%
10/18/18	Valero Energy Corporation / Valero Energy Partners LP	Cash-for-Unit	6.0%	9.4%
10/09/18	Antero Midstream GP LP / Antero Midstream Partners LP	Cash/Stock-for-Unit	63.7%	54.6%
07/04/18	OCI N.V. / OCI Partners LP	Cash-for-Unit	10.0%	NA
All Transactions	**Min**		**6.0%**	**5.3%**
	Median		**23.0%**	**23.7%**
	Mean		**26.4%**	**25.8%**
	Max		**63.7%**	**54.6%**
	Premiums Implied by $73.50 / Share Offer for Alpha	**Cash-for-Share**	**14.0%**	**10.9%**

Premiums Analysis

1-Day Prior Spot Share Price as of June 14, 2022		$64.50	
1-Day Prior Spot Price Premium	15.0%		30.0%
Implied Purchase Price based on 1-Day Prior Spot Price Premium	**$74.18**	**-**	**$83.85**
20-Day VWAP as of June 14, 2022		$68.89	
20-Day VWAP Premium	15.0%		30.0%
Implied Purchase Price based on 20-Day VWAP Premium	**$79.22**	**-**	**$89.55**
Implied Purchase Price Range	**$74.18**	**-**	**$89.55**

Upstream Cash Take-Private

Source: Bloomberg, FactSet market data as of 9/16/2022, Public filings
1. VWAP premiums paid are calculated by dividing the value of the offer, defined as the exchange ratio multiplied by the closing price of the acquiror's shares / units on the last trading day prior to announcement plus any cash received, by the 20-trading day VWAP of the target as calculated from the last undisturbed trading day prior to the announcement

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Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Appendix

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel

Weighted Average Cost of Capital Analysis

Alpha – WACC Analysis

($ in millions, except per share amounts)

	Company	Share Price 9/16/22	Market Equity Value	Total Debt and Preferred Equity	Total Debt / Total Capitalization	Adjusted Beta[1]	Unlevered Beta[2]
CAPM	EOG	$121.45	$71,768	$6,388	8.2%	0.99	0.93
	Pioneer Natural Resources	239.50	60,144	4,303	6.7%	0.87	0.83
	Devon	66.82	43,892	6,363	12.7%	1.04	0.94
	Hess	121.64	38,017	8,424	18.1%	0.87	0.75
	Coterra Energy	28.74	23,145	2,836	10.9%	0.77	0.70
	Diamondback Energy	132.62	23,812	5,573	19.0%	1.13	0.96
	Marathon	26.22	17,884	4,353	19.6%	1.00	0.85
	Apache	40.46	13,479	5,307	28.3%	1.03	0.80
	Ovintiv	49.55	12,988	4,183	24.4%	1.33	1.07
				Mean	**16.4%**	**1.00**	**0.87**
				Median	**18.1%**	**1.00**	**0.85**
	Alpha	**$69.84**	**$25,352**	**$6,350**[3]	**20.0%**	**1.04**	**0.87**

		Supply-Side MRP	Historical MRP
WACC	Risk-free Rate[4]	3.8%	
	Unlevered Beta	0.85	
	Debt and Preferred / Total Capitalization	18.1%	
	Adjusted Levered Equity Beta	0.99	
	Market Risk Premium[5]	6.2%	7.5%
	Size Premium[6]	0.4%	
	Equity Cost of Capital[7]	**10.4%**	**11.6%**
	Pre-Tax Cost of Debt[8]	6.3%	
	After-Tax Cost of Debt	4.7%	
	WACC	**9.3%**	**10.3%**

Source: FactSet market data as of 9/16/2022, Company Filings

1. Adjusted Equity Beta calculated as: (0.67) × Raw Beta + (0.33) × 1.0; Beta indexed versus the S&P 500 index
2. Unlevered Beta calculated as: Adjusted Equity Beta × (E/(E + D × (1-T))
3. Based on face value outstanding debt balance provided by Alpha Management as of 6/30/2022
4. Risk Free Rate is based on 20-year US Treasury Bond
5. Per Duff & Phelps 2022 Valuation Handbook
6. Size premium based on Alpha market cap of $25.4 Bn (decile 2)
7. Equity Cost of Capital calculated as: Risk-free rate + (Levered Equity Beta × Market Risk Premium) + Company Size Premium
8. Pre-tax cost of debt based on the YTW of Alpha Notes due 2032

EVERCORE
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Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel Additional Analysis 1 LTM EBITDAX Multiples Over Time TEV / LTM EBITDAX Alpha TEV / LTM EBITDAX Differential to Proxy Peers Simple Average Current 2022 YTD 2021 3 Years 5 Years 10 Years 6.0x APA 3.2x 4.7x 6.9x 5.5x 5.6x 5.6x 4.0x DVN 4.4 6.1 11.1 7.3 7.4 7.9 EOG 4.6 5.9 9.1 6.6 8.5 9.9 2.0x FANG 4.1 5.5 9.3 7.0 9.6 15.6 0.7x 0.0x MRO 4.2 5.6 7.8 5.6 6.0 6.4 OVV 2.8 3.8 6.8 5.0 6.5 9.1 (2.0x) PXD 4.7 6.7 12.3 8.2 9.2 13.9 (4.0x) CTRA 4.7 5.8 11.0 8.4 9.6 14.5 HES 9.2 10.7 16.5 12.3 11.6 9.6 (6.0x) 1 4.0x 5.5x 9.0x 6.4x 7.5x 9.8x Proxy Peers (Mean) (8.0x) Alpha 4.7x 6.1x 8.4x 6.2x 7.5x 9.2x TEV / LTM EBITDAX 45.0x 40.0x 35.0x 30.0x 25.0x 20.0x 15.0x 10.0x 5.0x 4.7x 0.0x Sep-12 Sep-13 Sep-14 Sep-15 Sep-16 Sep-17 Sep-18 Sep-19 Sep-20 Sep-21 Sep-22 Source: FactSet market data as of 9/16/2022 Alpha Proxy Peers Range Note: Charts and averages calculated on weekly basis 1. Excludes HES due to valuation difference associated with HES’ Guyana asset profile; CTRA excluded due to recent transaction between COG and XEC 22

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel WaterCo Supplemental Information ($ in millions) Summary of Alpha WaterCo Standalone Financial Analysis Metric Total Enterprise Value of WaterCo Description ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 4.0x – 6.0x ▪ Produced Water Gathering and Disposal: 2023E $1,419 $1,818 TEV / EBITDA Consolidated EBITDA of $248mm at 5.5x – 7.0x ▪ Source Water: 2023E Consolidated EBITDA of $14mm at 5.0x – 7.5x $1,681 $2,211 ▪ Produced Water Gathering and Disposal: 2023E TEV / EBITDA Consolidated EBITDA of $248mm at 6.5x – 8.5x Source: Alpha Financial Projections 23 Precedent Transactions Peer Group Trading Analysis

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel WaterCo Supplemental Information ($ in millions, except per share amounts) Peer Group Trading Analysis Produced Water Gathering & Disposal Peers Dividend / Price % of 52-Week Equity Enterprise Enterprise Value / EBITDA Distribution Net Debt / Company / Partnership 9/16/22 High Value Value 2022E 2023E Yield 2022E EBITDA Aris Water Solutions, Inc. $15.94 67.6% $940 $1,305 8.4x 6.1x 2.3% 2.3x 1 Crestwood Equity Partners LP 29.74 90.2% 3,674 7,816 9.4 8.2 8.8% 3.7 NGL Energy Partners LP 1.47 50.5% 195 3,947 6.7 6.3 --% 5.8 Mean 8.2x 6.8x 3.7% 3.9x Median 8.4 6.3 2.3% 3.7 Source Water Peers Price % of 52-Week Equity Enterprise Dividend Net Debt / Enterprise Value / EBITDA Company 9/16/22 High Value Value 2022E 2023E Yield 2022E EBITDA \ Select Energy Services, Inc. $7.19 68.9% $822 $796 4.6x 3.4x NA NM TETRA Technologies, Inc. 4.19 72.1% 552 668 8.5 6.6 NA 1.2x Mean 6.6x 5.0x NA 1.2x Median 6.6 5.0 NA 1.2 Source: Public filings, FactSet market data as of 9/16/2022 1. Pro forma for the Sendero acquisition, Barnett sale and Appalachia sale 24

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel WaterCo Supplemental Information Sum of the Parts Analysis ($ in millions) Peer Group Trading Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 4.0x – 6.0x $55 $83 Produced Water Gathering & Disposal 248 5.5 – 7.0 1,364 1,735 Total Enterprise Value $1,419 $1,818 Precedent Transactions Analysis 2023E 2023E EBITDA Resulting Enterprise Value Range EBITDA Multiple Range Low High Source Water $14 5.0x – 7.5x $69 $104 Produced Water Gathering & Disposal 248 6.5 – 8.5 1,611 2,107 Total Enterprise Value $1,681 $2,211 Source: Alpha Financial Projections 25

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Strip Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $508 $340 $288 $264 $244 $222 $194 $175 $160 $148 $264 $288 Total PDP $508 $340 $288 $264 $244 $222 $194 $175 $160 $148 $264 $288 Technical PUD North $66 $19 $12 $10 $9 $8 $6 $6 $5 $4 $8 $9 South 666 214 143 118 102 86 69 58 50 44 86 102 Technical PUD Reserves $732 $233 $155 $128 $111 $93 $75 $64 $55 $49 $93 $111 PROB North $69 $14 $7 $5 $4 $3 $2 $1 $1 $1 $2 $3 South 885 191 95 65 48 34 23 17 13 11 23 $34 PROB Reserves $954 $205 $102 $70 $52 $37 $25 $18 $14 $12 $25 $37 POSS North $100 $15 $5 $3 $1 $0 $0 $0 $0 $0 $0 $0 South 830 177 88 62 47 34 24 18 15 12 18 $24 POSS Reserves $929 $192 $94 $65 $48 $35 $24 $18 $15 $12 $18 $24 Total Reserves $3,124 $970 $639 $527 $455 $386 $318 $275 $244 $222 $400 $460 % to Alpha 38.0% Value to Alpha $152 $175 % to Franco Nevada 62.0% Value to Franco Nevada $248 $285 Source: Alpha NAV Model 26

Preliminary and Confidential Draft Subject to Review and Significant Revision Prepared at the Request of Counsel The Mineral Resources Company Supplemental Information ($ in millions) TMRC NAV Summary at Various Discount Rates – Consensus Pricing Asset Discount Rate Selected Range Area 0% 5% 8% 10% 12% 15% 20% 25% 30% 35% Low High Discount Rates PDP TMRC $477 $325 $278 $256 $238 $217 $191 $173 $159 $148 $256 $278 Total PDP $477 $325 $278 $256 $238 $217 $191 $173 $159 $148 $256 $278 Technical PUD North $62 $19 $12 $10 $9 $8 $7 $6 $5 $5 $8 $9 South 603 200 135 113 98 83 68 57 50 44 83 98 Technical PUD Reserves $665 $218 $148 $123 $107 $91 $74 $63 $55 $49 $91 $107 PROB North $69 $14 $7 $5 $4 $3 $2 $2 $1 $1 $2 $3 South 729 164 84 59 45 32 22 17 13 11 22 $32 PROB Reserves $798 $178 $91 $64 $49 $35 $24 $18 $15 $12 $24 $35 POSS North $101 $15 $5 $3 $1 $0 $0 $0 $0 $0 $0 $0 South 709 155 79 56 43 32 23 18 14 12 18 $23 POSS Reserves $810 $170 $84 $59 $44 $32 $23 $18 $14 $12 $18 $23 Total Reserves $2,751 $891 $601 $502 $438 $375 $312 $272 $243 $222 $389 $443 % to Alpha 38.0% Value to Alpha $148 $168 % to Franco Nevada 62.0% Value to Franco Nevada $241 $275 Source: Alpha NAV Model 27